Exhibit 10.6.f

Mr. Scott M. Keating
ENSR Corporation
1899 Powers Ferry Rd., Suite 375
Atlanta, Georgia  30339

ENSR Corporation
ATTN: Contracts Dept.
2 technology Park Drive
Westford, MA 01886

RE:           Third Modification to that Certain Amended and Restated Master Environmental Management Services Agreement Between Atlanta Gas Light Company (AGLC) and The Retec Group, Inc. (Retec) dated July 25, 2002, as amended (the Amended Agreement).

Dear Scott:

In January 2007, RETEC Holdings, Inc. (“Holdings”) entered into an Agreement and Plan of Merger dated January 26, 2007, by and among Holdings, AECOM Technology Corporation, a Delaware corporation (the “Buyer”), and the other parties thereto, with Holdings being the surviving corporation and becoming a wholly-owned subsidiary of the Buyer.  The Retec Group, Inc. merged with the Buyer’s ENSR subsidiary, ENSR Corporation, a Delaware corporation (Tax ID: 06-0852759), which is an environmental service company serving public and private sector clients worldwide.

AGLC hereby proposes to modify the Amended Agreement as follows:

I. All references to The Retec Group, Inc or Retec throughout the Amended Agreement shall now mean ENSR Corporation.

II. Section 1 Term is hereby amended by deleting the second sentence and replacing it with the following:

“Subject to the early termination as set forth in Paragraph 9, this Amended Agreement shall expire on the close of business on January 31, 2009, or such later date as the parties may agree; provided however, that upon prior written notice, AGLC may extend the term of this Amended Agreement as reasonably necessary to complete the Remediation Activities.”

III. Section 2 Scope of Services is hereby modified by deleting all references to “2006 Modified Amended Exhibit 1” and replacing all such references with “2008 Modified Exhibit 1.”  2006 Modified Exhibit 1 shall be replaced with the attached 2008 Modified Exhibit 1 and it shall be incorporated herein.

IV.           Section 5 Management Control is hereby modified by deleting the references to
Jim Oosterhoudt and replaced with Scott Keating.

IV. Section 15 Notices is hereby modified by changing Retec, now ENSR’s address to :

To ENSR:

Scott M. Keating
ENSR Corporation
1899 Powers Ferry Rd., Suite 375
Atlanta, GA.  30399
770.296.9300
Fax: 678.627.0033

With a copy to:

ENSR Corporation
Attn: Contracts Department
2 Technology Park Drive
Westford, MA  01886
978.589.3000
Fax: 978.589.3100

And by changing With Copies to AGLC to:

Edward A. “Skip” Kazmarek, Esq.
Kazmarek Geiger & Laseter LLP
One Securities Center
3490 Piedmont Rd., NE, Suite 201
Atlanta, GA.  30305
404.812-0840
Fax: 404.812.0845

VI.           Section 7 Exhibits is hereby modified by adding Exhibit 11.  Exhibit 11 shall be the Second Modification to that Certain Amended and Restated Master Environmental Management Services Agreement Between Atlanta Gas Light Company (AGLC) and The Retec Group, Inc. (Retec) dated July 25, 2002, as amended (the Amended Agreement), effective February 1, 2006.

Except as otherwise provided herein, all defined terms set forth in the Amended Agreement shall have the meanings provided in the Amended Agreement.  Except as modified herein, all terms, conditions, responsibilities and obligations of the Parties set forth in the Amended Agreement shall remain in full force and effect.

If you are in agreement with these proposed modifications, please so signify by signing on behalf of ENSR in the space provided below.  The effective date of this modification shall be February 1, 2008.

Sincerely,

Atlanta Gas Light Company

By: Jeffrey P. Brown
Title: Vice President

Agreed and Accepted
ENSR Corporation

By: Scott Keating
Title: East Region Manager,Vice President

2008 MODIFIED
AMENDED EXHIBIT 1
Scope of Services

Retec shall provide the following Services:

1)	General Recordkeeping and Documentation. With respect to all Sites, except as otherwise directed by AGLC:

a)
Annual compilation of available information in the form of the “MGP Program Annual Budget,” which compilation shall include Retec’s Annual Budget and other available information prepared by AGLC or its consultants or contractors.

b)
Semiannual compilation of available cost estimates, probabilistic cost models or engineering cost estimate, as appropriate, for establishing forward-looking estimates of expected costs, including estimated monthly cash flows for the upcoming quarter, including such information prepared by AGLC or its consultants or contractors.

c)
Maintain all files and records as necessary, including those required for PSC audit and reporting purposes, for compliance with the National Contingency Plan (“NCP”), and as required under applicable rules and orders governing the cleanup of the Sites.  Prepare quarterly compilation of available information in the form of the “Quarterly Report” to be submitted by AGLC to the Georgia PSC within fifteen (15) days of close of quarter.

2)           With respect to St. Augustine, Florida:

Technical Documentation.  Prepare all reports, notices, and other documentation for review and approval by AGLC for submittal to EPA necessary under applicable rules or orders, or as otherwise appropriate.  Prepare a monthly narrative and financial report, including defined schedule and cost compliance.   Submit Marina Basin Closure Report to EPA and manage/respond to regulatory comments.  At an appropriate time following site development, or at an alternative time as directed by AGLC, design and implement the groundwater monitoring program as required by the Consent Order.  Assist in claim preparation and litigation support as it pertains to the developer/owner delays and insufficient survey data.

3)           With respect to Orlando and Sanford, Florida:

a)
General.  Act as the technical or management representative of AGLC, in consultation with AGLC.  If so directed by AGLC, assist an AGLC representative in such a role.  Take such actions as are necessary and appropriate to encourage innovative, cost-effective, and timely cleanups of the Sites.

b)
Coordination.  Represent AGLC’s interests regarding selection of subcontractors, preparation of scopes of work, evaluation of proposals, and other tasks, represent AGLC’s interests in the identification of off-site stakeholders and the development of measures to address the interests or concerns of such stakeholders, represent AGLC’s interests in the technical review of reports and communications with the regulatory agencies.  All the foregoing activities are to be performed in consultation with AGLC.

c)	Cost Allocation. If so directed by AGLC, assist AGLC counsel in the development of information necessary for cost allocation negotiations.

d)
Regulatory Negotiations and Counseling.  To the extent negotiations involving regulatory agencies require or would be aided by technical participation, represent AGLC and assist in presenting technical issues to the regulatory agencies, in consultation with AGLC.

e)
Studies, Assessments, and Plans.  Review recommendations for studies or assessments for investigation or cleanup of the Sites, represent AGLC’s interests in the conduct of such studies and assessments and the conduct of required research, and represent AGLC’s interests in the preparation of any Corrective Action Plans or other remedial action proposals.  All the foregoing studies, assessments and plans are to be performed in consultation with AGLC.

f)	Remedial Design and Action. Represent AGLC’s interests in the review and supervision of all remedial design activities and the conduct of all remedial actions, in consultation with AGLC.

g)
Documentation.  Review or arrange for the review of reports, scopes of work, and other documentation prepared in the course of such studies or assessments, in consultation with AGLC.  Produce a monthly narrative and financial report.  Prepare and maintain hardcopy and electronic files of all reports and documents produced by the PRP Groups and consultants/engineers.

3)	With respect to Athens, Augusta, Brunswick, Griffin, Macon, Rome, Savannah, Waycross, and Valdosta, Georgia:

a)
General.  If so directed by AGLC, act as the technical or management representative of AGLC, in consultation with AGLC.  Take such actions as are necessary and appropriate to encourage innovative, cost-effective, and timely cleanups of the Sites.

b)
Coordination.  If so directed by and in consultation with AGLC, represent AGLC’s interests regarding selection of subcontractors, preparation of scopes of work, evaluation of proposals, and other tasks, represent AGLC’s interests in the identification of off-site stakeholders and the development of measures to address the interests or concerns of such stakeholders, represent AGLC’s interests in the technical review of reports and communications with the regulatory agencies.

c)	Cost Allocation. If so directed by AGLC, assist AGLC counsel in the development of information necessary for cost allocation negotiations.

d)
Regulatory Negotiations and Counseling.  To the extent negotiations involving regulatory agencies require or would be aided by technical participation, represent AGLC and assist in presenting technical issues to the regulatory agencies, in consultation with AGLC.

e)
Studies, Assessments, and Plans.  At the request of AGLC, propose and/or conduct studies or assessments for investigation or cleanup of these sites, and prepare any Corrective Action Plans or other remedial action proposals.  All the foregoing studies, assessments and plans are to be performed in consultation with AGLC.

f)	Remedial Design and Action. At the request of AGLC, prepare or review remedial design activities and the conduct of all remedial actions.

g)
Documentation.  Review reports, scopes of work, and other documentation prepared in the course of such studies or assessments, in consultation with AGLC.  Produce a monthly narrative and financial report.  Prepare and maintain hardcopy and electronic files of all reports and documents produced.